UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2013
(Date of earliest event reported)

American Public Education, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33810	01-0724376
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414	304-724-3700
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Financial Information
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)

On December 13, 2013, the Board of Directors of American Public Education, Inc. (the “Company”) appointed, effective January 1, 2014, Harry T. Wilkins as the Executive Vice President and Chief Development Officer of the Company and Chief Executive Officer of the Company’s subsidiary National Education Seminars, Inc., which operates Hondros College, Nursing Programs.  At that time, Mr. Wilkins will cease to serve as the Executive Vice President and Chief Financial Officer of the Company and of American Public University System, Inc. (“APUS”).

Richard W. Sunderland, Jr., currently the Senior Vice President of Finance of APUS, has been appointed to succeed Mr. Wilkins as executive vice president and chief financial officer of APEI and APUS effective January 1, 2014.

Mr. Sunderland, 53, joined APUS in February 2011 as a consultant and became Senior Vice President of Finance at APUS in December 2012, a position he has held since that time.  Prior to joining APUS, Mr. Sunderland served as the chief financial officer of NovaSom, Inc., from 2008 to 2010. In addition, Mr. Sunderland served as chief financial officer of Active Day, Inc. between 2005 and 2008, and in various roles, including as controller, senior vice president and chief financial officer, at NeighborCare, Inc. from 1993 to 2004.

Section 7 – Regulation FD
Item 7.01. Regulation FD Disclosure.

On December 19, 2013, the Company issued a press release announcing the new positions of Mr. Wilkins and Mr. Sunderland. That press release is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.

99.1 American Public Education, Inc. press release dated December 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date:	December 19, 2013	By:	/s/ Harry T. Wilkins
Harry T. Wilkins, Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

99.1	American Public Education, Inc. press release dated December 19, 2013.